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                     SECURITIES  AND  EXCHANGE  COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - May 21, 1996



                           MELLON  BANK  CORPORATION
               (Exact name of registrant as specified in charter)



          Pennsylvania               1-7410            25-1233834
  (State or other jurisdiction    (Commission       (I.R.S. Employer
        of incorporation)         File Number)     Identification No.)



                            One Mellon Bank Center
                               500 Grant Street
                           Pittsburgh, Pennsylvania                15258
                   (Address of principal executive offices)      (Zip code)



      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENT

         Mellon Bank Corporation (the "Corporation") announced that its Board of Directors has authorized the repurchase of up to 5 million shares of common stock. This repurchase program is in addition to the 3.5 million share repurchase program announced in the first quarter of this year, under which approximately 2.6 million shares have been purchased. Such repurchases will be made in open market or privately negotiated transactions from time to time and may occur during the monthly pricing period for purchases under the Corporation's Dividend Reinvestment and Common Stock Purchase Plan.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number   Description

99.1 Mellon Bank Corporation Press Release, dated May 21, 1996 announcing a new common stock repurchase program.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MELLON BANK CORPORATION

Date:  May 22, 1996           By:   STEVEN G. ELLIOTT
                                  Steven G. Elliott
                                  Vice Chairman, Chief Financial Officer
                                  & Treasurer
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                                 EXHIBIT INDEX



Number   Description                           Method of Filing


99.1    Press Release dated May 21, 1996       Filed herewith